EXHIBIT 99.906CERT

CERTIFICATIONS BY PRESIDENT AND PRINCIPAL ACCOUNTING OFFICER OF

Parnassus Funds

PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

I, Jerome L. Dodson, am President of the Parnassus Funds (the “Registrant”).

This certification is being furnished pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Registrant’s Semi-Annual Report on Form N-CSRS for the period ended June 30, 2009 (the “Report”).

I hereby certify that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2009
/s/ Jerome L. Dodson
Jerome L. Dodson
President

CERTIFICATIONS BY PRESIDENT AND PRINCIPAL ACCOUNTING OFFICER OF

Parnassus Funds

PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

I, Marc C. Mahon, am Principal Accounting Officer of the Parnassus Funds (the “Registrant”).

This certification is being furnished pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Registrant’s Semi-Annual Report on Form N-CSRS for the period ended June 30, 2009 (the “Report”).

I hereby certify that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2009
/s/ Marc C. Mahon
Marc C. Mahon
Principal Accounting Officer